                                                                     Exhibit 5.1

                  [Prickett, Jones & Elliott, P.A. Letterhead]

                                  July 25, 2005

W. R. Berkley Corporation
W. R. Berkley Capital Trust II
475 Steamboat Road
Greenwich, Connecticut 06830

      Re: W. R. BERKLEY CAPITAL TRUST II

Ladies and Gentlemen:

      We have acted as special Delaware counsel for W. R. Berkley Corporation, a Delaware corporation (the "Company"), and W. R. Berkley Capital Trust II, a Delaware statutory trust (the "Trust"), in connection with the issuance by the Trust of its 6.750% Trust Originated Preferred Securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). At your request, this opinion is being furnished to you.

      For purposes of giving the opinions hereinafter set forth, we have examined originals or copies of the following:

            (a) a certified copy of the Certificate of Trust of the Trust, dated March 22, 2001 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 22, 2001;

            (b) the Trust Agreement of the Trust, dated March 22, 2001, by and among the Company and the trustees of the Trust named therein (the "Original Agreement");

            (c) a form of Amended and Restated Trust Agreement (including the exhibits and Annex I thereto) to be entered into by and among the Company, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the Holders, as defined therein (the "Trust Agreement");

W. R. Berkley Corporation                                          July 25, 2005
W. R. Berkley Capital Trust II                                            Page 2

            (d) the Purchase Agreement dated as of July 19, 2005, by and among the Company, the Trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein (the "Purchase Agreement");

            (e) the Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-109621; declared effective on December 23,
      2003), as amended, and a prospectus supplement dated July 19, 2005 (the "Prospectus") relating to the Preferred Securities of the Trust, filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on or about July 21, 2005; and

            (f) a Certificate of Good Standing for each of the Trust and the Company obtained from the Secretary of State as of a recent date.

      For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

      With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and
(iii) the genuineness of all signatures.

      For purposes of this opinion, we have assumed (i) that the parties to the documents examined by us (other than the Company and the Trust) are and have been at all relevant times duly organized or formed, validly existing and in good standing (as applicable) with the power and authority to enter into and perform their respective obligations under the documents examined by us to which they are a party, (ii) the legal capacity of natural persons who are parties to the documents examined by us, (iii) the due authorization, execution and delivery of the documents examined by us by the parties thereto, (iv) that the Trust Agreement will constitute

W. R. Berkley Corporation                                          July 25, 2005
W. R. Berkley Capital Trust II                                            Page 3

the entire agreement among the parties thereto with respect to the subject matter thereof, and that the Trust Agreement and Certificate will be in full force and effect and will not be amended, (v) that no event of dissolution with respect to the Trust has occurred under the Original Agreement or the Trust Agreement, as applicable, and (vi) that The Bank of New York (Delaware) satisfies the requirements of Section 3807 of the Statutory Trust Act (as defined below). We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for its contents.

      This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

      Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. Sections 3801, et seq. (the "Statutory Trust Act").

      2. The Preferred Securities have been duly authorized by the Trust Agreement and, when issued, executed and delivered in accordance with the Trust Agreement, the Registration Statement and the Prospectus against payment therefor in accordance with the Purchase Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

      3. The holders of duly issued Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability as is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that such holders of Preferred Securities may be obligated to make payments and provide indemnity or security as set forth in the Trust Agreement.

      We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and

W. R. Berkley Corporation                                          July 25, 2005
W. R. Berkley Capital Trust II                                            Page 4

regulations of the Commission thereunder. We hereby consent to reliance on this opinion by Willkie Farr & Gallagher LLP in connection with any opinion or advice which they may render as of the date hereof with respect to the Trust or the Company. Except as stated above, without our prior written consent, this opinion letter may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                                Very truly yours,

                                                Prickett, Jones & Elliott, P.A.